Exhibit (a)(2)


                              LETTER OF TRANSMITTAL
              TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                          GENTIVA HEALTH SERVICES, INC.
                               DATED MAY 15, 2002


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            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
           EASTERN TIME, ON JUNE 20, 2002 UNLESS THE OFFER IS EXTENDED
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To:      Patricia C. Ma
         Senior Vice President,
         General Counsel and Secretary
         Gentiva Health Services, Inc.
         3 Huntington Quadrangle, 2S
         Melville, New York   11747-8943
         Telephone:  (631) 501-7000
         Facsimile:  (631) 501-7140


             DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.


     THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Ladies and Gentlemen:

     I hereby tender to Gentiva Health Services, Inc. ("Gentiva") the options to purchase shares of common stock of Gentiva described below pursuant to your offer to purchase such options for cash, upon the terms and subject to the conditions set forth in the offer to purchase, receipt of which is hereby acknowledged, and in this letter of transmittal (which together constitute the "Offer").

     Subject to, and effective upon, acceptance for payment of and purchase of the options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, Gentiva all right, title and interest in and to all the options that are being tendered hereby. I acknowledge that Gentiva has advised me to consult with my own legal, financial and accounting advisors as to the consequences of participating or not


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                                      -2-


participating in the Offer. I agree that, with respect to my tendered options accepted for payment, this letter of transmittal is a termination of my option agreement.

     I hereby represent and warrant that I have full power and authority to tender the options tendered hereby and that, when and to the extent the same are accepted for payment by Gentiva such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. I will, upon request, execute and deliver any additional documents deemed by Gentiva to be necessary or desirable to complete the purchase of the options tendered hereby.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive my death or incapacity, and any obligation of mine hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

     By execution hereof, I understand that tenders of options pursuant to the procedure described in Section 2 of the offer to purchase and in the instructions hereto will constitute my acceptance of the terms and conditions of the Offer. Gentiva's acceptance for payment of options tendered pursuant to the Offer will constitute a binding agreement between Gentiva and me upon the terms and subject to the conditions of the Offer. I acknowledge that no interest will be paid on any or all of the cash to be paid for tendered options regardless of when payment of any portion of the cash amount is made or any delay in making any cash payment.

     I understand that all options properly tendered prior to the Expiration Date (as defined in the Offer) and not properly withdrawn after subject to purchase by Gentiva, upon the terms and subject to the conditions of the Offer.

     I UNDERSTAND THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK WILL VARY FROM TIME TO TIME SUCH THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK COULD AT SOME TIME IN THE FUTURE EXCEED THE MARKET VALUE (AS DEFINED IN THE OFFER TO PURCHASE). BY TENDERING THE OPTIONS, I AGREE TO HOLD GENTIVA HARMLESS FOR ANY PERCEIVED LOSS AS A RESULT OF THE VARIANCE IN THE PUBLIC TRADING PRICE OF COMMON STOCK FROM TIME TO TIME AFTER THE MARKET VALUE HAS BEEN CALCULATED.

     I understand that a check or checks for each portion of the cash amount payable for all options purchased, and/or a return of any options not accepted for purchase, will be issued to and delivered to me at the address indicated on page 3 of this letter of transmittal.

     I recognize that, under certain circumstances set forth in the offer to purchase, Gentiva may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of and payment for, options tendered. In any such event, I understand that the options delivered herewith but not accepted for purchase will be returned to me at the address indicated on page 3 of this letter of transmittal.


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                                      -3-


     THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

     I have read, understand, and agree to all of the terms of the Offer.

     I tender the following options pursuant to the terms and subject to the conditions of the Offer to Purchase dated May 15, 2002.


     / /  All of my outstanding options, or

     / /  All of my outstanding options granted on the following grant dates:

                                               Exercise
                               Grant Date       Price
                              -------------- --------------

                              -------------- --------------

                              -------------- --------------

                              -------------- --------------


    Payment will be made less applicable taxes, in accordance with the Offer.



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                                    SIGN HERE


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                            Signature of Optionholder


Dated    ______________, 2002

Name  __________________________________________________________________________

      __________________________________________________________________________
                                 (please print)


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                                      -4-


Address_________________________________________________________________________

       _________________________________________________________________________

       _________________________________________________________________________
                               (Include Zip Code)

Social Security No._____________________________________________________________

Area Code and Telephone No._____________________________________________________


Must be signed by registered optionholder exactly as name appears on the option agreement evidencing the options to be tendered.



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                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER


     PLEASE NOTE THAT YOUR PARTICIPATION IN THE TENDER OFFER IS COMPLETELY VOLUNTARY. Gentiva neither requires nor recommends that you participate in the Tender Offer. Gentiva urges you to consult with your own legal, financial and accounting advisors as to the consequences of participating or not participating in the Tender Offer.

     1. DELIVERY OF LETTER OF TRANSMITTAL AND OPTIONS. A properly completed and duly executed letter of transmittal (or facsimile thereof), the option agreements with respect to any options tendered and any other documents required by this letter of transmittal, must be received by Gentiva at our address set forth on the front cover of this letter of transmittal on or prior to 5:00 P.M., Eastern time on the Expiration Date (as defined in the offer to purchase).

     THE METHOD OF DELIVERY OF OPTIONS, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING OPTIONHOLDER. OPTIONS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY US. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

     Tenders of options made pursuant to this Offer to Purchase may be withdrawn:

     o    at any time on or prior to the Expiration Date; or

     o after July 16, 2002 unless they have been previously accepted for purchase as provided in the Offer to Purchase.

If we extend the period of time during which the Offer is open, we are delayed in accepting for purchase or paying the cash amount for options or we are unable to accept for purchase or pay for options pursuant to the offer for any reason, then, without prejudice to our rights under the Offer, we may retain all options tendered, and such options may not be withdrawn except as otherwise provided in
Section 3 of the offer to purchase, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, which provides that the issuer making the tender offer shall either pay the consideration offered, or return the tendered securities promptly after the termination or withdrawal of the tender offer. To be effective, a written or facsimile transmission notice of withdrawal must be timely received by us at our address set forth on the front cover of this letter of transmittal and must specify the name of the person who tendered the options to be withdrawn, the grant dates, exercise prices and total number of options to be withdrawn. Withdrawals may not be rescinded, and options withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, withdrawn options may be retendered by again following one of the procedures described in Section 2 of the offer to purchase at any time prior to the Expiration Date. After giving effect to any withdrawal, you must still comply with


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                                      -6-


the request that outstanding options awarded to you on a particular grant date may only be tendered in whole, but not in part.

     No alternative or contingent tenders will be accepted. By executing this letter of transmittal (or a facsimile thereof), the tendering optionholder waives any right to receive any notice of the acceptance for purchase of the options. You may tender all or a portion of your options in the Offer, subject to the limitations as described in the offer to purchase, including the limitation that the options awarded to you on a particular grant date may be tendered or not tendered in whole, but not in part.

     2. INADEQUATE SPACE. If the space provided herein is inadequate, the information requested by the first table in this letter of transmittal regarding which options are to be tendered should be provided on a separate schedule attached hereto.

     3. SIGNATURES ON THIS LETTER OF TRANSMITTAL. If this letter of transmittal is signed by the registered holder of the options, the signature must correspond with the name as written on the face of the option agreement without alteration, enlargement or any change whatsoever.

     If any of the options tendered are registered in different names or option agreements, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different names or option agreements.

     If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with this letter of transmittal.

     4. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Purchase or this letter of transmittal may be directed to Patricia C. Ma, Senior Vice President, General Counsel and Secretary, Gentiva Health Services, Inc., 3 Huntington Quadrangle 2S, Melville, NY 11742-8493, at (631) 501-7000, at the address given on the front cover of this letter of transmittal. Copies will be furnished promptly at our expense.

     5. IRREGULARITIES. All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for purchase and payment (including cash amount payable) and withdrawal will be determined by us in our sole discretion, and our determination will be final and binding on all parties. We reserve the absolute right to reject any or all tenders of options that we determine are not in proper form or the acceptance for purchase and payment of or purchase and payment for which may be unlawful. We also reserve the absolute right to waive any condition of the Offer or any defect or irregularity in any tender of options. A tender of options will not be deemed to have been properly made until all defects or irregularities have been cured by the tendering optionholder or waived by us. Neither Gentiva nor any other person will be under any duty


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                                      -7-


to give notice of any defect or irregularity in tenders, nor shall we nor any other person incur any liability for failure to give any such notice.

     IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY GENTIVA, ON OR PRIOR TO 5:00 P.M., EASTERN TIME ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE).

     6. IMPORTANT TAX INFORMATION. You should refer to Section 11 of the offer to purchase which contains important tax information.